                                                                    EXHIBIT 99.1

                 HOLLYWOOD PARK, INC.          BOOMTOWN, INC.
                 1050 South Prairie Avenue     P.O. Box 399
                 Inglewood, CA  90301          Verdi, NV  89439
                 TRADED:  NASDAQ:  HPRK        TRADED:  NASDAQ:  BMTN

        AT HOLLYWOOD PARK, INC.                      AT BOOMTOWN, INC.
        R.D. Hubbard, Chairman & CEO                 Timothy J. Parrott
        G. Michael Finnigan, CFO &                   Chairman & CEO
        President, Sports and Entertainment          (702) 345-8680
                (310) 419-1539

- ------------------------------------------------------------------------------------------------------------------------
AT THE FINANCIAL RELATIONS BOARD
Jody Martin                           Steve Seiler                    Kathy Brunson            Sue Dooley
General Information                   Media Contact                   Investor Contact         Investor Contact
11611 San Vicente Blvd., #700         11611 San Vicente Blvd., #700   875 N. Michigan, #2250   180 Montgomery, #1050
Los Angeles, CA  90049                Los Angeles, CA  90049          Chicago, IL  60611       San Francisco, CA  94104
(310) 442-0599  (310) 442-0599        (312) 266-7800  (415) 986-1591
- ------------------------------------------------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE
Wednesday, April 24, 1996


                  HOLLYWOOD PARK, INC. AND BOOMTOWN, INC. SIGN
                         DEFINITIVE AGREEMENT TO MERGE


Inglewood, California, April 24, 1996 -- Hollywood Park, Inc. (Nasdaq: HPRK) and Reno, Nevada-based Boomtown, Inc. (Nasdaq: BMIN) today announced that they have signed a definitive merger agreement under which Boomtown will become a wholly owned subsidiary of Hollywood Park, and each share of Boomtown common stock will be converted into .625 shares of Hollywood Park common stock. The merger, which is subject to certain regulatory and stockholder approvals, is expected to close in late 1996, and will result in a combined Company with diverse gaming, sports and entertainment operations in six states.

  Completion of the merger is subject to various conditions, including approvals by the shareholders of both Hollywood Park and Boomtown, licensing approvals for both Hollywood Park and Boomtown from authorities in the states where the combined Company will have gaming operations and consent of Boomtown's bondholders. Dates for the Hollywood Park and Boomtown shareholders meetings have not been set. Hollywood Park and Boomtown have already commenced the licensing process, which is expected to require six to nine months to complete.

  "Our goal is to build shareholder value by developing a national gaming, sports and entertainment Company," stated R.D. Hubbard, Chairman and Chief Executive Officer of Hollywood Park, Inc. "Merging with Boomtown is another significant step for achieving this goal. We are combining our strong financial resources with Boomtown's existing casino operations and many development opportunities to create a Company with substantial growth potential."

  "This merger will provide us with an opportunity to move ahead with the expansion plans that we have had in mind for some time," said Timothy J. Parrott, Chairman and Chief Executive Officer of Boomtown, Inc. "With the additional financial strength this merger brings us, we expect to benefit from more favorable borrowing terms and financial options that will enable us to further develop our current properties and improve our financial performance."

  The combined Company will have five operating casinos -- the Hollywood Park - Casino in California, Boomtown's Reno and Las Vegas casinos in Nevada, its Biloxi Dockside Casino in Mississippi, and the Westbank Riverboat Casino in Louisiana -- in addition to three race tracks -- the Company's flagship Hollywood Park Race Track in California, site of the 1997 Breeders' Cup(R), Turf Paradise in Arizona, and The Woodlands in Kansas. The Company will also be landlord for two additional California based card club casinos expected to open in late 1996.

  Boomtown, Inc. is a gaming and entertainment Company that operates four highly themed "old west" casinos in the diverse gaming markets of Reno and Las Vegas, Nevada; Biloxi, Mississippi; and a riverboat operation in New Orleans, Louisiana.

  Hollywood Park, Inc., headquartered in Inglewood, California, is a gaming and entertainment holding Company which owns and operates: The Hollywood Park Race Track, one of America's premier thoroughbred racing facilities; The Woodlands, a greyhound and thoroughbred racing facility located in Kansas City, Kansas; Turf Paradise, Inc., a premier thoroughbred racing facility in Phoenix, Arizona; and the Hollywood Park - Casino, one of California's finest card club casinos. Hollywood Park owns other attractions located on 380 acres near Los Angeles International Airport.

  For more information on Hollywood Park, Inc. via facsimile at no cost, call 1-800-PRO-INFO and dial company code 043.


                                   # # # # #